Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Zion Oil & Gas, Inc., a Delaware corporation (the "Corporation"), has prepared and proposes to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, with respect to the offering by the Corporation of shares of its Common Stock; and

WHEREAS, the undersigned are officers and/or directors of the Corporation as indicated below;

WHEREAS, Board of Directors of the Corporation has authorized the Corporation's Chief Executive Officer and Chief Financial Officer to sign the Registration Statement on behalf of the Corporation;

NOW, THEREFORE, the undersigned hereby constitute and appoint Eugene A. Soltero as attorney for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an officer and/or a director of the Corporation, to execute and file such Registration Statement, including the related Prospectus, and thereafter to execute and file any amended Registration Statement or Statements (including post-effective amendments) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of January, 2006
/s/John M. Brown John M. Brown Chairman and Founder, Director	/s/Richard Rinberg Richard Rinberg President; Director
/s/Glen Perry Glen H. Perry Executive Vice-President; Director	/s/Philip Mandelker Philip Mandelker Secretary, Director	/s/Paul Oroian Paul Oroian Director
/s/Kent Siegel Kent Siegel Director	/s/Robert Render Robert Render Director	/s/James Barron James A. Barron Director
/s/Yehezkel Druckman Yehezkel Druckman Director	/s/Forrest Garb Forrest A. Garb Director